EXHIBIT 23A

               Consent of Coopers & Lybrand L.L.P.

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Coopers                            Coopers & Lybrand L.L.P.
& Lybrand
                                   a professional services firm




                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of QNB Corp. on Form S-8 of our report dated January 25, 1996, on our audits of the consolidated financial statements of QNB Corp. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993 which report is incorporated by reference in its Annual Report on Form 10-K.


                                  /s/ Coopers & Lybrand L.L.P.
                                  ----------------------------
                                  Coopers & Lybrand L.L.P.


Philadelphia, Pennsylvania
November 19, 1996